Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 28, 2012, relating to the statement of financial condition as of December 31, 2011 and 2010 of United States Commodity Funds LLC and Subsidiaries, included in the Form 8-K of United States Commodity Index Funds Trust and to the reference to our Firm as “Experts” in the Prospectus.

/s/ Spicer Jeffries LLP
SPICER JEFFRIES LLP

Greenwood Village, Colorado

April 13, 2012